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                                                                      Exhibit 21
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           SUBSIDIARIES OF HEIDRICK & STRUGGLES INTERNATIONAL, INC.
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Name                                            State or Country of Domicile
----                                            ----------------------------

Heidrick & Struggles, Inc.                      Delaware

Heidrick & Struggles Asia-Pacific, Ltd.         Illinois

Heidrick & Struggles Japan, Ltd.                Illinois

Heidrick & Struggles Australia, Ltd.            Illinois

Heidrick & Struggles Hong Kong, Ltd.            Illinois

Heidrick & Struggles Singapore Pte Ltd.         Singapore

Heidrick & Struggles (India) Private Limited    India

Heidrick & Struggles Canada, Inc.               Canada

Heidrick & Struggles Argentina, S.A.            Argentina

Heidrick & Struggles Latin America, Inc.        Illinois

Heidrick & Struggles de Chile Limitada          Chile

Heidrick & Struggles del Peru S.A.              Peru

Heidrick & Struggles, S.A.                      Venezuela

Heidrick & Struggles do Brasil Ltda.            Brazil

Heidrick & Struggles, S.A. de C.V.              Mexico

Center for Board Leadership, Inc.               Delaware

Heidrick & Struggles Espana, Inc.               Illinois

Heidrick & Struggles AB                         Sweden

Heidrick & Struggles AS                         Norway

Heidrick & Struggles OY                         Finland

Heidrick & Struggles International SRL          Italy

Heidrick & Struggles sp.zo.o                    Poland

Heidrick & Struggles AG                         Switzerland

Heidrick & Struggles s.r.o.                     Czech Republic

Heidrick & Struggles BV                         Netherlands
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Heidrick & Struggles Consultores de Gestao Lda               Portugal

Heidrick & Struggles Unternehmensberatung GmbH & Co. KG      Germany

Mulder & Partner Interim Management GmbH                     Germany

JMA-JMP Anzeigenangentur GmbH                                Germany

Heidrick & Struggles Unternehmensberatung Verwaltungs-GmbH   Germany

Heidrick & Struggles Ltd.                                    Israel